                                                                  Exhibit 2.4

                   SECOND AMENDMENT TO CONTRIBUTION AGREEMENT

         THIS SECOND AMENDMENT TO CONTRIBUTION AGREEMENT ("Second Amendment") is made and executed as of this 28th day of September, 1998 by and between CORPORATE OFFICE PROPERTIES TRUST and CORPORATE OFFICE PROPERTIES, L.P. (collectively, the "Buyer") and the Sellers listed on the signature page to this Second Amendment and as defined in the Contribution Agreement (collectively, the "Sellers" and each individually, a "Seller").

         A. Sellers and Buyer entered into a Contribution Agreement dated May 14, 1988, as amended on July 16, 1998 by a First Amendment to Contribution Agreement (the "Contribution Agreement"), pursuant to which Sellers agreed to contribute a property known as Brandon and certain interests in Entities which own certain real estate and a mortgage in Maryland to the Buyer in exchange for cash, the assumption of certain debt, and Common Shares and Convertible Preferred Shares. Capitalized terms used, but not defined, in this Second Amendment shall have the meanings given to such terms in the Contribution Agreement.

         B. Sellers and Buyer desire to amend the Contribution Agreement as set forth in this Second Amendment.

         NOW, THEREFORE, in consideration of the agreements contained herein and intending to be legally bound hereby, Sellers and Buyer agree as follows:

         1. Exhibit "TIF Agreement" is hereby deleted from the Contribution Agreement, and Exhibit "TIF Agreement" attached hereto and made a part hereof, is hereby attached to and made part of the Contribution Agreement as Exhibit "TIF Agreement".

         2. Buyer hereby elects to convert all of the Satisfied Indebtedness to Assumed Indebtedness pursuant to Section 1.83 of the Contribution Agreement. Sellers and CREG shall be released from all future liability under such converted Assumed Indebtedness.

         3. Pursuant to Section 11.1.4 of the Contribution Agreement, Sellers have elected to transfer certain partnership and limited liability company interests prior to Closing as shown in Exhibit "Interest Changes" attached hereto and made a part hereof. Except as shown on Exhibit "Interest Changes", there have been no changes in the composition of any Entity between May 14, 1998 and the date hereof. Sellers represent and warrant that certified copies of all documents necessary to effectuate the transfers shown on Exhibit "Interest Changes" will be delivered to Buyer on or before the First Closing.

         4. The term "Development Management Agreement" is hereby deleted from
Section 1.31 of the Contribution Agreement, and the term "Project Consulting and Management Agreement" is substituted in its place. The term "Development Management Agreement" is hereby deleted wherever it appears in Section 5.7 of the Contribution Agreement, and the term "Project Consulting and Management Agreement" is hereby substituted in its place. Exhibit "Development Management Agreement" is hereby deleted from the Contribution Agreement, and Exhibit "Projects Consulting and Management Agreement" attached hereto and made a part hereof, is hereby attached to and made part of the Contribution Agreement as Exhibit "Project Management and Consulting Agreement".

         5. The first sentence of Section 6.2.1 of the Contribution Agreement is amended by changing "December 31, 1998" to "March 31, 1999". The second sentence of Section 6.2.2 is revised by adding at the end thereof the following language:

                  "; provided, however, that notwithstanding the foregoing, Buyer and Sellers shall consummate the Woodlands Closing simultaneously with the closing of the first financing transaction by Buyer for all or any portion of the Projects transferred to Buyer at the First Closing. In the event of such a simultaneous closing of a financing transaction with the Woodlands Closing, the Woodlands Gross Value shall be $17,600,000, and shall not be reduced pursuant to Section 3.2.5; and Sellers shall, from time to time, reimburse Buyer, within seven (7) days after presentation of a bill therefor, for all interest payments with respect to financing on the Woodlands I Project from the date of the Woodlands Closing until October 21, 1998."

         6. Exhibit "Option Projects" to the Contribution Agreement is hereby deleted from the Contribution Agreement, and Exhibit "Option Projects" attached hereto and made a part hereof, is hereby attached to and made part of the Contribution Agreement as Exhibit "Option Projects". All references in the Contribution Agreement to the Option Project identified as "Annapolis Exchange" are deleted.

         7. Exhibit "Projects" to the Contribution Agreement is hereby amended by adding to the reference for One Constellation Centre the following:

                  "Unit 5, Constellation Centre Condominium
                    vacant land
                    30,495 sq. ft. tract"

and by changing the reference to Constellation Centre - Nations Bank Parcel from "25,933 sq. ft. tract" to "47,701 sq. ft. tract".

         8. The address for notices to Buyer is hereby changed as follows:

                         Corporate Office Properties Trust
                         401 City Avenue, Suite 615
                         Bala Cynwyd, PA  19004-1126
                         Attention:       Clay W. Hamlin, III
                                          President and Chief Executive Officer

Copies of notices to Buyer shall still be sent as set forth in the Contribution Agreement.

         IN WITNESS WHEREOF, and intending to be legally bound hereby, Sellers and Buyer have executed this Second Amendment on the day and year first above written.

                                     BUYER:

                                      CORPORATE OFFICE PROPERTIES, L.P.

                                      By:  Corporate Office Properties Trust,
                                           its sole general partner

                                      By:
                                           -----------------------------------
                                           Clay W. Hamlin, III
                                           President and Chief Executive Officer

                                    SELLERS:

                                    CONSTELLATION PROPERTIES, INC.,
                                    a Maryland corporation

                                    By:
                                           -----------------------------------
                                             Dan R. Skowronski
                                             Secretary

                                    CPI NATIONAL BUSINESS PARK I, INC.,
                                    a Maryland corporation

                                    By:
                                           -----------------------------------
                                             Dan R. Skowronski
                                             Secretary

                                    CPI NATIONAL BUSINESS PARK II, INC.,
                                    a Maryland corporation

                                    By:
                                           -----------------------------------
                                             Dan R. Skowronski
                                             Secretary

                       [SIGNATURES CONTINUED ON NEXT PAGE]

                                    CPI NATIONAL BUSINESS PARK IV, INC.,
                                    a Maryland corporation

                                    By:
                                           -----------------------------------
                                            Dan R. Skowronski
                                            Secretary

                                    CPO CONSTELLATION CENTRE, INC.,
                                    a Maryland corporation

                                    By:
                                           -----------------------------------
                                            Dan R. Skowronski
                                            Secretary

                                    CPO LAUREL TOWER, INC.,
                                    a Maryland corporation

                                    By:
                                           -----------------------------------
                                            Dan R. Skowronski
                                            Secretary

                                    CPO THREE CENTRE PARK, INC.,
                                    a Maryland corporation

                                    By:
                                           -----------------------------------
                                           Dan R. Skowronski
                                           Secretary

                                    CPI BROWN'S WHARF, INC.,
                                    a Maryland corporation

                                    By:
                                          -----------------------------------
                                            Dan R. Skowronski
                                            Secretary

                       [SIGNATURES CONTINUED ON NEXT PAGE]


                                    CPI PARTNER, INC., a Maryland corporation

                                    By:
                                           -----------------------------------
                                           Dan R. Skowronski
                                           Secretary

                                    CPI TRED AVON, INC., a Maryland corporation

                                    By:
                                           -----------------------------------
                                           Dan R. Skowronski
                                           Secretary

                                    CPI GATESPRING, INC., a Maryland corporation

                                    By:
                                           -----------------------------------
                                           Dan R. Skowronski
                                           Secretary

                            EXHIBIT "TIF AGREEMENT "

                            INDEMNIFICATION AGREEMENT

                          (National Business Park--TIF)

         THIS INDEMNIFICATION AGREEMENT ("Agreement") is made this     day of
September, 1998 by CONSTELLATION PROPERTIES, INC. ("CPI") in favor of CORPORATE OFFICE PROPERTIES L.P. ("COPLP"); CPI being sometimes referred to as "Indemnitor" and COPLP, and its successors and assigns, being sometimes referred to as "Indemnitee."

                                   WITNESSETH

         WHEREAS, CPI, through various related and affiliated entities, has developed and continues to develop the "National Business Park", which is located in Annapolis Junction, Anne Arundel County, Maryland (the "Park");

         WHEREAS, in connection with the development of the Park, CPI determined, in conjunction with the County Council of Anne Arundel County, Maryland, that in order to most efficiently and effectively develop the necessary infrastructure and public improvements in and around the vicinity of the Park, that Anne Arundel County would (i) impose tax incremental financing on certain properties located in the County, including, among others, the Park, and
(ii) create a Special Tax District which included the Park pursuant to the authority granted to the County Council by Article 6, Title 4A, Section 4A-101 et seq. of the Anne Arundel County Code;

         WHEREAS, the Special Tax District pertaining to the Park is commonly referred to as the "NBP Special Tax District" and was approved by the County Council of Anne Arundel County on March 4, 1998, in Bill No. 15-98;

         WHEREAS, as of the date hereof, COPLP has (i) acquired an ownership interest in several of the NBP Properties described as Lot 3B (commonly referred to as the "Tower" or "One National Business Park"), Lot 6AR (known as "131 National Business Park"), Lot 6-BR (known as "133 National Business Park"), Lot 7A (known as "135 National Business Park") and Lot 7B (known as "141 National Business Park") and (ii) will acquire an interest in Lot 11 (known as "134 National Business Park") pursuant to the terms of that certain Option Agreement dated May 14, 1998 by and between NBP-III, LLC and COPLP;

         WHEREAS, One National Business Park, 131 National Business Park, 133 National Business Park, 135 National Business Park and 141 National Business Park and 134 National Business Park are referred to collectively herein as the "COPLP Properties";

         WHEREAS, CPI does not anticipate that there will be any increase in the taxes or assessments levied on the COPLP Properties as a result of the tax incremental financing or the creation of the NBP Tax District, as compared to the taxes or assessments that would be levied on the COPLP Properties if the tax incremental financing or the NBP Tax District did not exist;

         WHEREAS, in consideration of COPLP acquiring an ownership interest in the COPLP Properties, to the extent that the taxes and/or assessments levied on the COPLP Properties as a result of the creation and continued existence of the tax incremental financing and/or the NBP Tax District exceed those taxes and/or assessments which would be levied if the tax incremental financing and/or NBP Tax District did not exist (the "Tax Differential"), CPI has agreed to indemnify and hold COPLP harmless from and against any additional taxes and/or assessments resulting from the Tax Differential which are levied on the COPLP Properties in which COPLP or any affiliates or subsidiary acquires an ownership interest.

         NOW THEREFORE, it is mutually agreed, as follows:

         1. Incorporation of Recitals. The Recitals shall be deemed to be an integral part of this Agreement.

         2. Indemnification.

         2.1 Indemnitor hereby indemnifies Indemnitee and undertakes to hold it harmless from the Tax Differential and shall reimburse Indemnitee within forty-five (45) days after receipt from Indemnitee of a written notice identifying the amount of the Tax Differential and reasonable supporting documentation ("Indemnitee's Request").

         2.2 Indemnitor shall notify Indemnitee in writing within thirty (30) days after receipt of Indemnitee's Request of any objections to the Indemnitee's Request (the "Objection Notice"). If Indemnitor delivers an Objection Notice within the thirty (30) day period, Indemnitor shall have the right to extend the forty-five (45) day period for payment for an additional period of forty-five
(45) days (resulting in payment being required within ninety (90) days after the date of Indemnitee's Request) to permit the Indemnitor to evaluate the cause for the Tax Differential with the appropriate officials of Anne Arundel County.

         2.3 If Indemnitor determines, in conjunction with Anne Arundel County, that the Tax Differential claimed by the Indemnitor was not computed accurately, Indemnitor shall notify the Indemnitee in writing on or before that day which is sixty (60) days after the date of Indemnitee's Request of the accurate amount of the Tax Differential, if any, together with reasonable supporting documentation which is either prepared by Anne Arundel County or obtained from its records.

         2.4 Any claims made by Indemnitee under the terms of this Agreement shall be made within three (3) years after the date of that the Tax Differential is assessed or levied.

         3. Term. The term of this Agreement shall be from the date hereof to that date which is twenty (20) calendar years after the date hereof ("Term"). Indemnitee shall have no further rights to deliver an Indemnitee's Request after the expiration of the Term.

         4. Binding Nature. This Agreement and all duties and rights hereunder shall run with the land and shall be binding on Indemnitor's successors and assigns and shall inure to the benefit of Indemnitee's successors and assigns.

         5. Miscellaneous.

         (a) Notices. Any notice required by the terms hereof shall be given in writing at the address set forth below by any of the following means: (a) personal service, (b) electronic communication, whether by facsimile, telex, telegram or telecopy, (c) registered or certified United State mail, postage prepaid, return receipt requested, or (d) by nationally recognized overnight delivery service, as follows:

       CPI:                      Constellation Properties, Inc.
                                 8815 Centre Park Drive, Suite 100
                                 Columbia, Maryland   21045
                                 Attn: President

       With a copy to:           Constellation Properties, Inc.
                                 250 West Pratt Street, 24th Floor
                                 Baltimore, Maryland 21201
                                 Attn: General Counsel

       COPLP:                    Corporate Office Properties, L.P.
                                 8815 Centre Park Drive, Suite 400
                                 Columbia, Maryland   21045
                                 Attn: General Counsel

       With a copy to:           Corporate Office Properties L.P.
                                 Corporate Office Properties Trust
                                 401 City Avenue, Suite 615
                                 Bala Cynwyd, PA  19004-1126
                                 Attention: Clay W. Hamlin, III
                                            President and Chief Executive
                                            Officer

         Such address(es) may be changed by either party by notice to the other in the manner provided above. Any notice sent (i) pursuant to subsection (a) shall be deemed received upon personal service, (ii) pursuant to subsection (b) shall be deemed received upon dispatch by electronic means, (iii) pursuant to subsection (c) shall be deemed received three (3) days following deposit in the United States mail, and (iv) pursuant to subsection (d) shall be deemed received one (1) business day after delivery to the nationally recognized overnight delivery service.

         (b) Applicable Law. The formation of this Agreement and the respective rights and obligations of the parties under this Agreement shall be construed in accordance with the laws of the State of Maryland.

         (c) Captions. The captions of the Agreement are for convenience purposes only and shall have no effect on its construction or interpretation.

         (d) Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         (e) Entire Agreement.This Agreement, together with any exhibits attached hereto, represents the entire agreement between Owner and Manager and all prior agreements and negotiations have been merged herein. This Agreement may not be changed or terminated orally.

         (f) Severability. Each provision of this Agreement is intended to be severable. If any term or provision of this Agreement shall be determined by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, that provision shall be severed from this Agreement and shall not affect the validity of the remainder of this Agreement.

         (g) Attorney's Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such may be entitled.
                                       4

         IN WITNESS WHEREOF, the parties have executed this Agreement to be effective on the day and year first set forth above.

ATTEST:                                 CONSTELLATION PROPERTIES, INC.

                                        By:
-------------------------------            -------------------------------------
                                           Dan R. Skowronski, Secretary

ATTEST:                                 CORPORATE OFFICE PROPERTIES L.P.

                                        By:  Corporate Office Properties Trust,
                                             its sole general partner

                                        By:
-------------------------------            -------------------------------------
                                              Clay W. Hamlin, III
                                              President and Chief Executive
                                              Officer

STATE OF            COUNTY OF                   ,TO WIT:
        ------------         -------------------

         I HEREBY CERTIFY, that on this     day of            , 1998, before
                                        ---        -----------
me, undersigned Notary Public of said State, personally appeared
                           , who acknowledged himself to be the
---------------------------                                    ---------------
of Constellation Properties, Inc., a Maryland corporation, known to me or satisfactorily proven to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purposes
therein contained as the duly authorized                  of said corporation
                                         ----------------
by signing the name of the corporation himself as                         .
                                                  ------------------------

         IN WITNESS WHEREOF, I have set my hand and Notarial Seal, the day and year first above written.

                                       ------------------------------------
                                       Notary Public

My commission expires:

STATE OF            COUNTY OF                   ,TO WIT:
        ------------         -------------------

         I HEREBY CERTIFY, that on this      day of             , 1998,
                                        ----        ------------
before me, undersigned Notary Public of said State, personally appeared
CLAY W. HAMLIN, III, known to me or satisfactorily proven to be the person whose name is subscribed to the within instrument, who acknowledged himself to be the President and Chief Executive Officer of Corporate Office Proerties Trust, general partner of Corporate Office Properties L.P., a limited partnership and acknowledged that he executed the same for the purposes therein contained as the duly authorized President and Chief Executive Officer of said general partner of said limited partnership by signing the name of the corporation by himself as President and Chief Executive Officer.

         IN WITNESS WHEREOF, I have set my hand and Notarial Seal, the day and year first above written.

                                       -----------------------------------
                                       Notary Public

                                       My commission expires:
                                                             -------------

                             ATTORNEY CERTIFICATION

         THE UNDERSIGNED, an attorney admitted to practice before the Court of Appeals of Maryland, hereby certifies that the above instrument was prepared by me or under my supervision.

                                       -----------------------------------
                                       John Harris Gurley, Attorney-at-Law

                           EXHIBIT "INTEREST CHANGES"

                                            Type of Interest       Original %        Closing %
                                            ----------------       ----------        ---------
PARTNERSHIPS

Brown's Wharf Limited Partnership

         Constellation Properties, Inc.              GP                 0.4              0.4
                                                     LP                39.6             98.6

         CPI Brown's Wharf, Inc.                     GP                 0.6              0.6
                                                     LP                59.4              0.4

NBP-II Limited Partnership

         Constellation Properties, Inc.              GP                 2.0              2.0
                                                     LP                2.94             78.0

         CPI National Business Park

                  II, Inc.                           GP                 0.0              0.0
                                                     LP                95.06            20.0

LIMITED LIABILITY COMPANIES

Tred Lightly Limited Liability Company

         Constellation Properties, Inc.              Member             0.0              75.0

         CPI Tred Avon, Inc.                         Member            75.0               0.0

         TA Associates                               Member            25.0              25.0
         Limited Partnership

              EXHIBIT "PROJECT CONSULTING AND MANAGEMENT AGREEMENT"

                   PROJECT CONSULTING AND MANAGEMENT AGREEMENT

         THIS PROJECT CONSULTING AND MANAGEMENT AGREEMENT (hereinafter the "Agreement") is made as of the _____ day of ________, 1998, by and between CONSTELLATION PROPERTIES, INC. (hereinafter "Owner"), and CORPORATE OFFICE MANAGEMENT, INC., a Maryland Corporation (hereinafter "Manager").

                              W I T N E S S E T H:

         WHEREAS, Owner through its various subsidiaries and affiliates is the owner of a portfolio of properties and projects (both vacant land and buildings in construction) located in the Central Maryland area (hereinafter the "Properties"), the exact locations and designations of the Properties being known by the parties hereto;

         WHEREAS, Owner is managing its ownership of the Properties, including the planning and development of the Properties for residential, commercial and industrial uses; and

         WHEREAS, Owner and Manager acknowledge and agree that the following projects are included, among others, within the Properties and are currently in various stages of development by the Owner through the specified subsidiaries and affiliates: (i) NBP IV, LLC is the owner of an office building known as 135 National Business Parkway which project is nearing completion; needing only certain interior, elevator and exterior landscaping work to be completed; (ii) Constellation Gatespring, LLC is the owner of an office building project known as Woodlands One which project is nearing completion; (iii) Piney Orchard Village Center, LLC is the owner of a retail strip project known as Piney Orchard Village Center which project is under construction with completion scheduled for completion December 31, 1998; and (iv) Constellation Springfield, LLC is the owner of 60% LLC interest in another entity (Fran-Spring TSA, LLC) which is the owner of a retail shopping center in Springfield, Virginia, which project is under construction with completion scheduled for December 31, 1998 ( the foregoing items (i) through (iv) collectively referred to herein as the "Under Development Projects").

         WHEREAS, Owner desires to employ Manager to provide ongoing planning, management and consulting services with respect to the management of Owner's Properties, including management of the completion of development of the Under Development Projects;

         WHEREAS, Owner desires to employ Manager as set forth herein and Manager is willing to manage same in accordance with the terms set forth herein.

         NOW, THEREFORE, in consideration of the sums of money to be paid by Owner to Manager, and in further consideration of the mutual covenants contained herein, the parties hereto agree as follows:

         1. Recitals. Each party represents to the other that the recitals set forth above contain no material misrepresentation of fact.

         2. Employment of Manager. Owner hereby retains Manager, and Manager hereby agrees, to provide to Owner consulting services and general management and administration services with respect to the Properties and to initiate, and thereafter, to diligently coordinate, supervise and pursue all steps necessary to implement development plans for the various Properties upon such schedules as are reasonably approved from time to time by Owner, upon the terms and conditions, and for the term and compensation hereinafter set forth.

         3. Term. The term of this Agreement, and of the employment of Manager by Owner pursuant hereto, shall be for the period commencing as of the date hereof and ending on the date that is the last day of the month that is eighteen
(18) months after the date of this Agreement ("Term").

         4. Services. Subject to the direction and control of Owner, the consulting, development, management and administrative services to be rendered by Manager shall, when appropriate, include, but not be limited to, each of the following services:

         (a) Preliminary site analysis and project planning.

         (b) Coordinate and manage the process of securing preliminary approval of the land use plans and the preliminary engineering criteria.

         (c) Assist Owner in retaining appropriate consultants related to the various Properties including, but not limited to, landscape architect, civil engineer, architect, traffic consultant, soil engineer, attorney, accountant, marketing consultant, appraiser and surveyor and thereafter, act as Owner's representative's contact with such consultants regarding the development of the Properties.

         (d) Act as Owner's representative and liaison with community and other civic groups in connection with the development of the Properties.

         (e) Assist in the preparation of cost line budgets and cash flow projections for the development of the Properties.

         (f) Prepare and monitor compliance with development schedules approved by Owner.

         (g) Coordinate the securing of all appropriate and necessary governmental approvals relating to the development plans for the Properties.

         (h) Consult with respect to the management of the Properties which are not in development at any one time.

         (i) Consult with engineers, lenders and attorneys the securing of all permits and the posting of all security required for the development of the Properties.

         (j) Consult with respect to the issuance of all construction bid documents, provide analysis of bids and recommendations on awards of contracts, and assist in the issuance of contracts for all construction work.

         (k) Assist in the coordination of construction activities relating to the Project by visiting the site during critical phases of construction and by meeting with County officials, inspectors, contractors, subcontractors and construction supervisors.

         (l) Coordinate land development documentation with marketing programs including, but not limited to, the preparation of any homeowner's association documents, cross-easements, declarations of covenants and restrictions and deeds to governmental bodies for roads, recreation spaces and open spaces.

         (m) Advise on the status of all construction/building permits and the release of all security posted in connection with the development of the Properties.

         (n) Provide advice on the overall marketing and publicity program for the Properties including advertising, signage, promotional brochures and model homes parks.

         (o) Meet regularly with designated representatives of Owner and furnish summary reports on at least a monthly basis reflecting the status of overall development.

         With regard to the above enumerated services to be performed by Manager hereunder it is agreed that the parties will regularly consult and mutually and reasonably agree upon the scope, timing, order of importance and overall direction of the services.

         Notwithstanding anything herein to the contrary, with respect to the Under Development Projects, Manager shall provide all those management services reasonably required by Owner (or Owner's subsidiary or affiliate which holds title to each of the Under Development Projects) in connection with bringing each of the Under Development Projects to completion as evidenced by the obtaining for each Under Development Project of a certificate of use and occupancy or similar governmental permit. The work of Manager shall generally be described as the performance of all those managerial and oversight functions reasonably required so as to bring each Under Development Project to physical completion on a timely basis and in line with budgeted costs.

         5. Costs and Expenses. Owner shall pay, and Manager shall have no responsibility whatsoever for, the payment of any independent costs or out-of-pocket expenses incurred in connection with the work to be performed by it hereunder. Manager shall be responsible only for its own overhead expenses incurred in the performance of its obligations under this Agreement. Manager shall not authorize or incur outside costs in excess of $5,000 for any one item or service without the prior written approval of Owner. Notwithstanding anything herein to the contrary, with regard to the Under Development Projects, in performing its management services hereunder Manager shall use its good faith, commercially reasonable efforts to consult with Owner to save costs and to bring each Under Development Project to completion at a cost within prior approved budgeted sums. Under no circumstances shall Manager authorize or permit additional costs above budget or changes to any Under Development Project that would increase costs without same being approved in advance and in writing by the Owner of the particular Under Development Project.

         6. Owner's Responsibility. Owner shall:

         (a) Reimburse Manager for all independent costs and out-of-pocket expenses properly incurred and approved (if required) by Owner in accordance with the terms hereof.

         (b) Pay to Manager for its services as rendered hereunder the total sum of $2,000,000. This sum shall be paid as follows on a monthly basis:

         (i) $250,000 per month from the date hereof through the last day of the third (3rd) calendar month after the date hereof;

         (ii) $150,000 per month from the first day of the fourth (4th) calendar month after the date hereof through the last day of the sixth (6th) calendar month after the date hereof;

         (iii) $100,000 per month from the first day of the seventh (7th) calendar month after the date hereof through the last day of the tenth (10th) calendar month after the date hereof;

         (iv) $50,000 per month from the first day of the eleventh (11th) calendar month after the date hereof through the last day of the eighteenth
(18th) calendar month after the date hereof.

         (c) Indemnify and hold Manager and all of its officers, agents, servants and employees, harmless from and against any claims, actions, damages, losses and expenses (including attorney's fees) of any kind whatsoever arising out of or in connection with the work and services performed by Manager hereunder, except Owner shall not be liable under this clause if said liability shall arise by reason of the gross negligence or intentional misconduct of Manager. Owner agrees that it will have Manager added as a named insured on the public liability policies acquired by the various owners of the Properties.

         (d) Cooperate with Manager in expediting the performance of its work hereunder. Owner shall cooperate with Manager by (i) providing information, (ii) providing funds required pursuant to invoices from and contract with providers of services and suppliers of materials with respect to the various Properties,
(iii) rendering decisions on matters affecting the development of the various Properties, all within the timeframes and in the form reasonably recommended by Manager.

         7. Limitation on Manager's Responsibility. It is expressly understood and agreed between the parties hereto, that notwithstanding anything to the contrary in this Agreement, (i) Manager does not warrant, or guarantee the performance of any professional or contractor employed in connection with the Properties or warrant or guarantee the performance of under any construction contracts relating to the Properties. Moreover the consulting development, management and administrative services rendered by Manager hereunder will involve recommendations as to how the various Properties might be developed and estimates made by Manager as part of its development management services, and the assumptions upon which they are based, represent Manager's judgment based upon available information as of the date of preparation. No such recommendation, estimate or assumption is intended to constitute a warranty, guarantee or promise by Manager that the stated objectives can be achieved in the manner described. Manager shall not be liable to Owner if any of Owner's objectives with respect to the Properties are not achieved either in whole or in part or in a timely manner or otherwise.

         8. Default. If either party to this Agreement defaults in the performance of its obligations under this Agreement after notice and opportunity to cure set forth below in Section 8, the non-defaulting party shall have all rights and remedies available to it at law or in equity on account of such default, provided, however, that Owner shall not have the right to seek the remedy of termination of this Agreement unless and until Manager has been given the notice and opportunity to cure set forth below in this Section 8, and thereafter, a court of competent jurisdiction has rendered a final, non-appealable decision holding that the Manager has committed a material breach of this Agreement. Anything contained in this Agreement to the contrary notwithstanding, any act or omission which would otherwise be a default under this Agreement by either party shall not be a default unless the non-defaulting party shall have given the defaulting party notice of such alleged default, and the defaulting party shall have failed to cure such alleged default within thirty (30) days after such notice, or if the alleged default is one which cannot with due diligence be cured within thirty (30) days, the defaulting party shall have failed to commence curing such default within such thirty (30) day period.

         9. Notices. All notices required or provided for in this Agreement, if hand delivered shall be deemed to have been given and received on the date hand delivered to the party receiving same. If the United States mails are used, notices shall be sent certified or registered mail, return receipt requested, postage prepaid, and shall be deemed to have been given and received on the second (2nd) business day from the date deposited in the United States mails addressed as follows:

                                  If to Owner:

                         Constellation Properties, Inc.
                         Attention: Mr. Steven S. Koren
                         8815 Centre Park Drive - Suite 100
                         Columbia, MD 21045

                                       and

                         Dan R. Skowronski, Esquire
                         Constellation Holdings, Inc.
                         250 W. Pratt Street
                         23rd Floor
                         Baltimore, MD  21201

                                 If to Manager:

                         Corporate Office Management, Inc.
                         Attention:  Mr. Dan R. Skowronski
                         8815 Centre Park Drive - Suite 400
                         Columbia, MD   21045

                                       and

                          Mr. Clay W. Hamlin, III
                          Corporate Office Properties Trust
                          401 City Avenue. Suite 615
                          Bala Cynwyd, PA 19004

         Each party shall have the right to designate a different address, provided the party's new address is contained in a written notice to the other party.

         10. Miscellaneous.

         (a) This Agreement contains the final understanding of the terms and provisions between the parties and supersedes any prior agreement among the parties.

         (b) This Agreement shall be interpreted under the laws of the State of Maryland.

         (c) If any provision of this Agreement is found to be unenforceable or void, the remaining provisions of this Agreement shall be enforceable between the parties.

         (d) This Agreement may not be assigned by either party hereto without the consent of the other party, which shall not be unreasonably withheld or delayed, except that either party may assign to a subsidiary or affiliate of it without the prior written consent of the other party.

         (e) Nothing in the provisions of this Agreement shall be deemed in any way to create between the parties hereto any relationship of partnership, joint venture or association, and the parties hereto hereby disclaim the existence thereof.

         (f) Each party hereto warrants and represents that the person who has signed this Agreement on its behalf is duly authorized to so sign, and this Agreement is the legal, valid and binding agreement of such party, enforceable against such party, in accordance with its terms.

         (g) Manager agrees that it will not disclose confidential information furnished to it by Owner as a consequence of its employment under this Agreement.

         IN WITNESS WHEREOF, the parties hereto sign and seal this Agreement on the day and year first above written.

WITNESS                                     CONSTELLATION PROPERTIES, INC.

                                    By:                                  (SEAL)
----------------------------           ----------------------------------

                                            CORPORATE OFFICE MANAGEMENT, INC.

                                    By:                                  (SEAL)
----------------------------           ----------------------------------

                            EXHIBIT "OPTION PROJECTS"

         All documents listed below are attached.

         1.       National Business Park
                         5 Year Option and Right of First Refusal

         2.       Brown's Wharf adjacent land - Right of First Refusal

         3.       Constellation Centre Unit 2 and 7 - Right of First Refusal